                      CONSENT AND REPORT ON SCHEDULES
                                    OF
                 INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                      ===============================


To the Board of Directors and Stockholders of Buck Hill Falls Company:

       We consent to the use in this Registration Statement of Buck Hill Falls Company on Form S-1 of our report dated December 13, 1995, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

       Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedules of Buck Hill Falls Company listed in Item 16(b). These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

       As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for income taxes in 1994.




PARENTE, RANDOLPH, ORLANDO, CAREY & ASSOCIATES




Wilkes-Barre, Pennsylvania
July 26, 1996


                               Exhibit 22.1